UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2025

BEYOND MEAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 N. Douglas Street, Suite 100

El Segundo, California 90245

(Address of principal executive offices, including zip code)

(866) 756-4112

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Exchange Offer and Consent Solicitation

On September 29, 2025, Beyond Meat, Inc. (the “Company”) commenced an exchange offer (the “Exchange Offer”) to exchange any and all of its 0% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”) issued pursuant to the indenture governing such notes (the “Existing Convertible Notes Indenture”) dated as of March 5, 2021, for a pro rata portion of (i) up to $202.5 million in aggregate principal amount of its new 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “New Convertible Notes”) and (ii) up to 326,190,370 shares of its common stock. Simultaneously with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from holders of the Existing Convertible Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the Existing Convertible Notes Indenture. The Proposed Amendments would eliminate substantially all of the restrictive covenants in the Existing Convertible Notes Indenture as well as certain events of default and related provisions applicable to the Existing Convertible Notes.

Pursuant to the terms of the Exchange Offer, if, at or prior to 5:00 p.m., New York City time, on October 10, 2025 (such time and date, as the same may be extended, the “Early Tender Date”), all conditions to the Exchange Offer and Consent Solicitation have been or are concurrently satisfied or waived, the Company may, subject to the terms of the Transaction Support Agreement (as defined below), accept for exchange (the “Early Settlement”) any Existing Convertible Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date. The exchange for such Existing Convertible Notes would be made on the second business day following the Early Tender Date (the “Early Settlement Date”), which is currently expected to occur as early as October 15, 2025. Whether or not the Early Settlement occurs, if all conditions to the Exchange Offer and Consent Solicitation have been satisfied or waived at 5:00 p.m., New York City time, on October 28, 2025 (such time and date, as the same may be extended, the “Expiration Deadline”), unless extended, the Company will consummate the exchange of any Existing Convertible Notes that are validly tendered (and not validly withdrawn) at or prior to the Expiration Deadline on the second business day immediately following the Expiration Deadline (the “Final Settlement Date”), which is currently expected to occur on October 30, 2025. It is a condition to the Exchange Offer that a minimum of 85% of the aggregate principal amount of Existing Convertible Notes shall have been validly tendered (and, if applicable, not validly withdrawn). The Company’s ability to amend, extend, terminate, or waive the conditions of the Exchange Offer are subject to the terms of the Transaction Support Agreement.

Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, eligible holders of Existing Convertible Notes who validly tender (and do not validly withdraw) their Existing Convertible Notes and deliver their related consents at or prior to the Early Tender Date will be eligible to receive for each $1,000 in aggregate principal amount of Existing Convertible Notes validly tendered for exchange, $176.0870 in aggregate principal amount of New Convertible Notes and 283.6438 shares of common stock. Eligible holders who validly tender Existing Convertible Notes after the Early Tender Date but at or prior to the Expiration Deadline, and whose Existing Convertible Notes are accepted for exchange by the Company, will receive for each $1,000 in aggregate principal amount of Existing Convertible Notes validly tendered for exchange, $170.8044 in aggregate principal amount of New Convertible Notes and 283.6438 shares of common stock.

If the Exchange Offer is consummated, the New Convertible Notes issued in the exchange will be secured, second lien obligations of the Company. The New Convertible Notes will mature on the date that is the fifth anniversary of the initial settlement date of such New Convertible Notes, unless earlier redeemed, converted, equitized or repurchased in accordance with the terms of the New Convertible Notes. The New Convertible Notes will bear interest at a rate of 7.00% per annum from the initial settlement date of such New Convertible Notes, which interest may be paid in cash or, subject to certain limitations, in shares of common stock. At the option of the Company, interest on the New Convertible Notes may be accrued and compounded in whole or in part for any interest period as “payment-in-kind” interest at a rate of 9.50% per annum from the initial settlement date of such New Convertible Notes. Initially, the New Convertible Notes will not be guaranteed; however, the Company will agree to cause its future wholly-owned subsidiaries, subject to certain customary exceptions, to guarantee the New Convertible Notes, and will also agree to take commercially reasonable efforts, including seeking advice and consultation procedures with the works council, to cause its subsidiary, Beyond Meat EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Dutch Entity”), to guarantee the New Convertible Notes following the closing of the Exchange Offer.

The conversion rate for the New Convertible Notes will initially be a number of shares of common stock per $1,000 principal amount of New Convertible Notes equal to the lesser of (i) 1,029.2716 and (ii) an amount calculated based on a 10% premium to a reference price determined over an observation period consisting of 20 consecutive trading days immediately following the initial settlement date of any New Convertible Notes, with such conversion rate subject to customary adjustments. The conversion rate will be increased for conversions occurring prior to the date that is three years from the initial settlement date of any New Convertible Notes to reflect a “make-whole” premium, payable in the form of shares of common stock, to compensate holders for interest that would have been payable to such date.

Prior to obtaining stockholder approval of certain proposals as described in more detail under “—Stockholder Proposals” below that will allow the issuance of common stock pursuant to the terms of the New Convertible Notes, the Company will be permitted to satisfy its obligations upon conversion of the New Convertible Notes only in the form of cash settlement. Following such stockholder approval, the Company will be permitted to satisfy its obligations under the New Convertible Notes with any settlement method it is otherwise permitted to elect, including by physical settlement of shares of common stock. A holder of New Convertible Notes will not be permitted to convert its New Convertible Notes at any time prior to the earlier of, (a) the date of the first special meeting at which the Company seeks stockholder approval of such proposals, whether or not such approvals are obtained and (b) the date that is 61 calendar days following the initial settlement date of the New Convertible Notes. The New Convertible Notes will be convertible at any time following such date and prior to the close of business on the second trading day immediately preceding the maturity date.

The indenture that will govern the New Convertible Notes (the “New Convertible Notes Indenture”) will include incurrence based negative covenants, including but not limited to, limitations on debt, limitations on liens, limitations on investments, limitations on mergers, consolidations, and sales of all or substantially all assets, limitations on transactions with affiliates, limitations on restricted payments, limitations on asset sales, limitations on dividends and other payment restrictions affecting any direct or indirect subsidiaries, limitations on future guarantees by subsidiaries without such subsidiaries also guaranteeing the New Convertible Notes, limitations on disposals of assets, limitations on impairment of security, a negative pledge on the assets of the Dutch Entity if it does not guarantee the New Convertible Notes and restrictions on certain liability management priming transactions with respect to the New Convertible Notes. The New Convertible Notes Indenture will also include a covenant requiring minimum liquidity of $15.0 million, to be tested quarterly, a requirement that the Company will not permit more than $60.0 million in aggregate principal amount of the Existing Convertible Notes to remain outstanding as of or following the date that is 90 days prior to the maturity of the Existing Convertible Notes, a covenant that limits the Company’s ability to repurchase, redeem, retire, exchange or otherwise acquire the Existing Convertible Notes other than pursuant to the prices and other conditions to be set forth in the New Convertible Notes Indenture and a cap of $60.0 million on the amount of cash that can be used to repay the Existing Convertible Notes at the maturity of such notes, subject to increase to the extent of any equity raises by the Company.

Under certain circumstances and subject to conditions set forth in the New Convertible Notes Indenture, the Company may elect to redeem, equitize or force a mandatory conversion of the New Convertible Notes.

If certain corporate events constituting a make-whole fundamental change occur (which shall include, among other things, the acquisition by any person or group of more than 50% of the outstanding common stock of the Company or a delisting of the Company’s common stock), the Company shall offer to repurchase all of the outstanding New Convertible Notes for cash at a repurchase price equal to 100% of the aggregate principal amount of the New Convertible Notes then outstanding plus accrued and unpaid interest. If a fundamental change occurs, then the Company will in certain circumstances increase the conversion rate for the New Convertible Notes for a specified period of time on the terms set forth in the New Convertible Notes Indenture.

In connection with the issuance of the New Convertible Notes and the entry into the New Convertible Notes Indenture, the Company will enter into the Intercreditor Agreement among Unprocessed Foods, the lender under our Loan and Security Agreement, dated as of May 7, 2025 (the “Loan Agreement”), as the first lien representative and the first lien collateral agent for the first lien claimholders, each additional second lien representative and additional second lien collateral agent that from time to time becomes a party thereto, the Company and the other grantors referred to therein from time to time (the “Intercreditor Agreement”), providing for the relative priorities of the security interests in the assets securing the New Convertible Notes, the loans pursuant to the Loan Agreement and certain of the Company’s additional debt, and certain other matters relating to the administration of security interests. The terms of the Intercreditor Agreement will expressly subordinate the New Convertible Notes in right of payment and in liens to the obligations pursuant to the Loan Agreement.

Estimated fees and expenses of approximately $39 million are expected to be paid in connection with the Exchange Offer and Consent Solicitation, assuming 100% participation in the Exchange Offer, of which approximately $5 million had been paid as of June 28, 2025.

The New Convertible Notes and shares of common stock offered in the Exchange Offer, and the Underlying Shares (as defined below) have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes and shares of common stock offered in the Exchange Offer, the Underlying Shares, the Existing Convertible Notes or any other securities, nor will there be any sale of such securities or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Irrevocable Election to Cash Settle Existing Convertible Notes

In March 2021, the Company issued an aggregate of $1,150,000,000 principal amount of 0% Convertible Senior Notes due 2027, which are referred to herein as the “Existing Convertible Notes.” The Existing Convertible Notes are convertible in certain circumstances into consideration that consists, at the Company’s election, of shares of its common stock, cash or a combination of cash and shares of its common stock. As permitted by the Existing Convertible Notes Indenture governing the Existing Convertible Notes, the Company has irrevocably elected that all future conversions of the Existing Convertible Notes will be settled pursuant to cash settlement. Generally, under this settlement method, the conversion value will be settled fully in cash.

Stockholder Proposals

In connection with the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, the Company will file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) for the purposes of soliciting the affirmative vote of its stockholders at a special meeting of stockholders of the Company (the “Special Meeting”) with respect to the following proposals (the “Stockholder Proposals”):

•

To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of Underlying Shares upon conversion or equitization of up to $215.0 million in aggregate principal amount of the New Convertible Notes (including any New Convertible Notes issued as “payment-in-kind” interest), or payment of accrued interest or make-whole payments in the form of common stock, which issuances would, in the aggregate, exceed 20% of the number of shares of common stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer;

•

To approve the Restated Plan (as defined below) to increase the number of shares of common stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase;

•

To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 500,000,000 to 3,000,000,000, in order to support, among other things, the additional share issuances of common stock issuable upon conversion of the New Convertible Notes and under the Restated Plan;

•

To approve a series of 30 alternate amendments to the Company’s Restated Certificate of Incorporation to effect (i) a reverse stock split of the Company’s issued and outstanding shares of common stock and (ii) a proportionate reduction in the number of authorized shares of common stock (and correspondingly decrease the total number of authorized shares of the Company’s capital stock); and

•

To approve of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof.

The record date for the Special Meeting is expected to be the date following the initial settlement of the New Convertible Notes and shares of common stock in the Exchange Offer and the Special Meeting is expected to be held following the closing of the Exchange Offer.

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Support Agreement

On September 29, 2025, the Company entered into a transaction support agreement (the “Transaction Support Agreement”) with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Convertible Notes who hold approximately 47% of the aggregate principal amount of the Existing Convertible Notes (the “Supporting Noteholders”).

Pursuant to the Transaction Support Agreement, the Supporting Noteholders have agreed, among other things, to tender all of their Existing Convertible Notes in the Exchange Offer prior to the Early Tender Date and to consent to the Proposed Amendments on or before the Early Tender Date. The Company also agreed in the Transaction Support Agreement to pay or cause to be paid to the Supporting Noteholders, in proportion to the principal amount of Existing Convertible Notes held by each such Supporting Noteholder, a non-refundable amount at the initial settlement date of the New Convertible Notes equal to $12.5 million in the form of New Convertible Notes (the “SteerCo Premium”).

The Transaction Support Agreement contains customary representations and warranties by the Supporting Noteholders as of the date of the Transaction Support Agreement. Additionally, the Supporting Noteholders have agreed in the Transaction Support Agreement to (among other customary covenants):

•

negotiate in good faith and execute, implement, deliver and perform their obligations under the definitive documents that will govern the transactions contemplated by the Exchange Offer and the Transaction Support Agreement;

•

support and take all commercially reasonable actions necessary to facilitate, and not to otherwise impede, the implementation and consummation of the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, including tendering their Existing Convertible Notes and submitting consents with respect thereto no later than the 9th business day from the date of the Transaction Support Agreement and not withdrawing such tender (or consent) thereafter other than in accordance with the Transaction Support Agreement and the procedures set forth in the offering memorandum relating to the Exchange Offer;

•	not participate in certain alternative transactions; and

•	subject to certain exceptions, not to, directly or indirectly, transfer their Existing Convertible Notes to any person that is not a Supporting Noteholder.

In addition, the Company has agreed in the Transaction Support Agreement (among other customary covenants), subject to its ability to take certain actions (or refraining from taking certain actions) that the Board determines in good faith is reasonably required to comply with its fiduciary duties (the “Fiduciary Out”), to:

•

negotiate in good faith and execute, implement, deliver and perform its obligations under the definitive documents that will govern the transactions contemplated by the Exchange Offer and the Transaction Support Agreement;

•

support and take all actions necessary to facilitate the implementation and consummation of the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, including conducting the Exchange Offer, completing such transactions and using commercially reasonable efforts to obtain any and all required governmental, regulatory and third-party approvals;

•	not pursue certain alternative transactions;

•	pay the fees and expenses of the advisors to the Supporting Noteholders;

•	use commercially reasonable efforts to preserve intact its business organizations and relationships with third parties; and

•	use commercially reasonable efforts to maintain in effect all of its foreign federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations.

Certain extensions of deadlines and waivers of conditions to the Exchange Offer will require the consent of the Required Supporting Noteholders (as defined below), subject to certain exceptions.

The Transaction Support Agreement also contemplates in connection with the Exchange Offer that the Company will take all necessary action to cause each of Alexandre Zyngier and Raphael (“Ray”) Thomas Wallander to be appointed as a Class I director (with a term expiring in 2026) as well as to the audit committee and as a Class III director (with a term expiring in 2028) as well as to the human capital management and compensation committee, respectively. The Company will also cause one of Messrs. Zyngier and Wallander to be appointed to each of the then-existing special committee or committees of the board of directors, if any, other than any committee that the board of directors has resolved in advance to dissolve and actually is dissolved upon the completion of the Exchange Offer. Such obligations are referred to collectively herein as the “Board Appointments”. The Board Appointments are described in more detail below in Item 5.02.

Effective from and after the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer, the Supporting Noteholders, on the one hand, and the Company on the other hand, on behalf of their respective heirs, legal representatives, predecessors, successors and assigns, will provide mutual waivers and releases of claims to the fullest extent permitted under applicable law, from any and all causes of action and any other claims and other remedies in connection with the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, and agree not to bring any cause of action or other claim or proceeding against the other parties, subject in each case to certain exclusions.

The obligations of the parties in connection with the Transaction Support Agreement are subject to satisfaction of the following conditions, in addition to other customary conditions:

•

each of the definitive documents that will govern the transactions contemplated by the Exchange Offer and the Transaction Support Agreement shall have been duly executed and delivered by each party thereto, in form and substance consistent with the Transaction Support Agreement;

•	the Transaction Support Agreement shall not have been terminated pursuant to the terms thereof;

•

the Company shall have taken, or shall take simultaneously as of the initial settlement of the New Convertible Notes and shares of common stock in the Exchange Offer, all necessary action to cause the Board Appointments;

•

no court of competent jurisdiction or other governmental or regulatory authority shall have issued any order restricting, preventing or prohibiting the consummation of the transactions contemplated by the Exchange Offer and the Transaction Support Agreement;

•	the New Convertible Notes representing the SteerCo Premium have been issued by the Company to the Supporting Noteholders;

•	fees and expenses of the advisors to the Supporting Noteholders shall have been paid;

•

the representations and warranties of the parties contained in the Transaction Support Agreement shall be true and correct in all material respects at and as of the date of the Transaction Support Agreement and as of the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer; and

•

holders of at least 85% of the aggregate principal amount of the Existing Convertible Notes (the “Minimum Participation”) shall have exchanged their Existing Convertible Notes in the Exchange Offer; provided, that, the Minimum Participation may be waived only by the mutual written consent of the Company and the Supporting Noteholders representing a majority of the Existing Convertible Notes held by Supporting Noteholders (the “Required Supporting Noteholders”).

The Transaction Support Agreement may be terminated by the Company upon the occurrence of any of the following events:

•

a Supporting Noteholder has breached, in any material respect, any of its representations, warranties, covenants or other obligations contained therein, and such breach remains uncured for five business days after written notice thereof by the Company; provided that such termination shall only be effective as against the breaching Supporting Noteholder;

•	the Company exercises the Fiduciary Out; or

•

at any time, the Supporting Noteholders who are parties to the Transaction Support Agreement do not hold at least 46% of the aggregate principal amount outstanding of the Existing Convertible Notes and such condition remains uncured for three business days (or, in certain cases, five business days) after written notice thereof by the Company.

The Transaction Support Agreement may be terminated by any Supporting Noteholder upon the occurrence of any of the following events:

•

the Company has breached, in any material respect, any of its representations, warranties, covenants or other obligations contained therein, and such breach remains uncured for five business days after written notice thereof by such Supporting Noteholder;

•

on the date of the Transaction Support Agreement, if the Company has not filed a preliminary proxy statement for a Special Meeting in connection with the Stockholder Proposals and set a record date that is no later than the third business day following the anticipated date of the Early Settlement;

•	the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer has not been achieved, extended or waived by November 14, 2025;

•

the Company publicly announces its intention not to support the transactions contemplated by the Exchange Offer and the Transaction Support Agreement or files, publicly announces or executes a definitive written agreement with respect to certain alternative transactions;

•

if, without the prior consent of the Required Supporting Noteholders, the Company voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, reorganization or other relief under any bankruptcy protection or similar law, consents to the institution of or fails to contest any involuntary proceeding, makes any general assignment or arrangement for the benefit of creditors, or takes any corporate action for the purposes of authorizing any of the foregoing;

•	the Company exercises the Fiduciary Out; or

•

any definitive document governing the transactions contemplated by the Exchange Offer and the Transaction Support Agreement does not comply in all material respects with the Transaction Support Agreement.

The Transaction Support Agreement may also be terminated by mutual agreement of the Company and the Required Supporting Noteholders upon the receipt of written notice delivered in accordance with the Transaction Support Agreement. The Transaction Support Agreement will also terminate automatically upon the occurrence of the initial settlement of New Convertible Notes and shares of common stock in the Exchange Offer.

The foregoing description of the Transaction Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Voting Agreements

On September 29, 2025, each of the Supporting Noteholders individually entered into a voting agreement with the Company whereby such Supporting Noteholder agreed with the Company that it will appear at the Special Meeting and every stockholder meeting thereafter until the earlier of (i) the termination, withdrawal and abandonment by the Company of the Exchange Offer prior to the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer, (ii) the date following the date of the Company’s annual meeting in 2026, (iii) the date the Stockholder Proposals are approved and (iv) June 19, 2026, or otherwise cause the shares of common stock it beneficially owns to be counted as present thereat for purposes of determining a quorum, and be present (in person or by proxy, which includes by remote communication) and vote (or cause to be voted) all of its shares of common stock it beneficially owns in favor of the Stockholder Proposals.

In addition, each Supporting Noteholder has agreed that it shall not, from and after the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer and until 5:00 p.m., New York City time on the date that is the earlier of (i) the record date of the first Special Meeting proposed to be held following the consummation of the Exchange Offer and (ii) the date that is three (3) business days following the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer, (A) transfer, sell, exchange, assign or convey any legal or beneficial ownership interest in, or any right, title or interest therein (including any right or power to vote), or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution or otherwise) any shares of common stock issued in the Exchange Offer, or enter into any contract, option, or other agreement with respect to any of the foregoing; provided, the lock-up will provide that an exchanging holder of the Existing Convertible Notes may sell its pro rata portion of the amount of shares of common stock it receives in the Exchange Offer that represents the amount by which the shares of common stock issued at the initial settlement date of the Exchange Offer that are subject to voting agreements at such time (whether entered into with the Company directly or pursuant to the terms of the Exchange Offer) exceed 50.1% of the shares of common stock outstanding on the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer.

The Company also agreed in the voting agreements (i) not to effectuate a reverse stock split for a period ending the date that is 120 days from the initial settlement date of any New Convertible Notes (the “Early Release Date”) and (ii) not to effectuate a reverse stock split during the period beginning on the Early Release Date and ending the date that is 180 days after the initial settlement date of the New Convertible Notes (the “Final Release Date”) unless (A) we have received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) of failure to meet the continued listing requirement for minimum bid price at any time prior to such Reverse Stock Split and have not subsequently cured such deficiency to Nasdaq’s satisfaction or (B) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Pursuant to the terms of the Exchange Offer, holders of the Existing Convertible Notes that exchange their Existing Convertible Notes in the Exchange Offer will agree to voting and lock-up provisions on substantially the same terms as the voting agreements entered into by the Supporting Noteholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

In connection with the Exchange Offer and pursuant to the Transaction Support Agreement, Ethan Brown and Nandita Bakhshi, who currently serve as Class III and Class II directors, respectively, will transition off of the Board, effective as of the initial settlement of New Convertible Notes and shares of common stock in the Exchange Offer. Mr. Brown will nonetheless continue to participate in meetings of the Board in his capacity as President and Chief Executive Officer of the Company. To facilitate the Board Appointments, C. James Koch, who currently serves as a Class I director, will also resign from the Board simultaneously and will be re-appointed as a Class II director as described below. Further, as a result of Ms. Bakhshi’s resignation, Joshua M. Murray, will be appointed to the nominating and corporate governance committee and appointed as the chair thereof.

Immediately following these resignations, the Company has agreed to take all necessary action to cause each of Mr. Zyngier, Mr. Koch and
Mr. Wallander to be appointed as Class I (with a term expiring in 2026), Class II (with a term expiring in 2027), and Class III (with a term expiring in 2028) directors, respectively, and to cause Mr. Zyngier to serve on the audit committee and Mr. Wallander to serve on the human capital management and compensation committee. As and when the Board Appointments are effectuated, the Company will file an amendment to this Current Report on Form 8-K announcing such appointments and any additional information not yet provided but required by Item 5.02 of Form 8-K.

Biographies for the new directors to be appointed pursuant to the Transaction Support Agreement, and their ages, are as follows:

Alexandre Zyngier, age 56

Mr. Zyngier has served as the Managing Director and Founder of Batuta Capital Advisors LLC, a private investment and advisory firm, since 2013. He also serves on the board of directors of Lazydays Inc., a company that operates RV dealerships since July 2025, Urgently Inc., a leading roadside and mobility assistance company since January 2025, Unifin Financiera SAB de CV, a Mexican finance company, since August 2024, Slam Corp., a public special purpose acquisition company, since February 2023, COFINA Puerto Rico, the taxing authority of Puerto Rico, since February 2019, Atari SA, a video game company, since August 2014 and certain other private entities. Mr. Zyngier previously served on the Board of Directors of companies that include Appvion Holding Corp, a paper and packaging company, from February 2019 to December 2021, GT Advanced Technologies Inc., an advanced materials company, from March 2016 to November 2021, Torchlight Energy Resources Inc., an exploration and production company, from June 2016 to June 2021, Eileen Fisher Inc., a retail company, from November 2020 to May 2021, AudioEye, Inc, a software company, from September 2015 to July 2020, LootCrate Inc., a retail company, from December 2017 to October 2019 and certain other public and private companies. Mr. Zyngier holds an MBA in Finance and Accounting from the University of Chicago and his BSc in Chemical Engineering from the University of Campinas (Unicamp).

Raphael (“Ray”) Thomas Wallander, age 52

Mr. Wallander has served as the Owner, Chairman, and Chief Executive Officer of Maxwell Bay Advisors, LLC, a platform created for independent director services and consulting, since 2018. Through Maxwell Bay Advisors, Mr. Wallander has served on the board of Redwire Corporation since July 2025 and has previously served on the boards of Barnes and Noble Education, Inc. (NYSE:BNED) and F45, as well as several private companies. Since 2007, Mr. Wallander has held various roles with Wayzata Investment Partners, LLC, including Corporate Counsel, Principal, and General Counsel. Wayzata is an SEC-registered investment adviser, and prior to joining Wayzata, Mr. Wallander worked as an attorney in private practice. Mr. Wallander holds a Juris Doctorate and Bachelor of Arts from the University of Minnesota.

As discussed above, Mr. Zyngier is expected to be appointed to serve on the audit committee, and Mr. Wallander is expected to be appointed to serve on the human capital management and compensation committee of the Board. Mr. Koch is expected to continue to serve on the risk committee. Each will receive compensation for his service as a director in accordance with the Company’s compensation policy for non-employee directors, as described in the Company’s preliminary proxy statement for the Special Meeting filed with the SEC. Effective upon the Board Appointments, the Company will enter into an indemnification agreement with each of Mr. Zyngier and Mr. Wallander, the form of which is filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended March 29, 2025 filed with the SEC on May 8, 2025.

Other than the Transaction Support Agreement, there is no arrangement or understanding between Mr. Zyngier or Mr. Wallander and any other person pursuant to which either was selected as a director. There are also no transactions between the Company and either Mr. Zyngier or Mr. Wallander of the kind required to be reported under Item 404(a) of Regulation S-K.

Restated Equity Plan

In connection with the Exchange Offer and the entry into the Transaction Support Agreement, the board of directors of the Company (the “Board”), on September 28, 2025, approved an amendment and restatement (the “Restated Plan”) of the Company’s 2018 Equity Incentive Plan (the “Existing Plan”) to increase the number of shares of common stock authorized for issuance thereunder, including for purposes of the issuance of awards granted to key employees of the Company out of such increase, effective September 29, 2025 (the “Restated Plan Effective Date”), subject to the occurrence of the Final Settlement Date and stockholder approval of the Restated Plan. The Company is seeking stockholder approval of the Restated Plan, at a Special Meeting as described in more detail under “—Stockholder Proposals” above.

Pursuant to the Restated Plan, subject to the share counting provisions of the Restated Plan, the number of shares reserved for issuance is equal to the sum of the following:

•	The number of shares of common stock reserved for issuance under the Existing Plan (which, as of June 28, 2025, was 27,349,482 shares); plus

•

On the date following the Final Settlement Date, a number of shares of the Company’s common stock, representing 12.5% (rounded up to the nearest whole share) of the Fully-Diluted Shares Outstanding (as defined below) on the date following the Final Settlement Date (which number of shares of common stock is estimated to be approximately 62 million, assuming 100% participation in the Exchange Offer); plus

•

On any date following the Final Settlement Date on which shares of the Company’s common stock are issued in respect of the New Convertible Notes, including the conversion or equitization of the New Convertible Notes (including any New Convertible Notes issued as paid in kind interest) into shares of common stock, or payment of accrued interest or make-whole payments in the form of common stock, or otherwise (such shares of common stock, “Conversion Shares”), which shares are in excess of the sum of any Conversion Shares taken into account in a previous Anti-Dilution Increase (as defined below), an additional number of shares equal to 12.5% (rounded up to the nearest whole share) of the total number of additional Conversion Shares so issued. Each increase pursuant to this paragraph is referred to as an “Anti-Dilution Increase”; plus

•

An annual increase on January 1 of each calendar year during the term of the Restated Plan commencing January 1, 2027 and ending on and including January 1, 2035, equal to the lesser of (a) 3.0% of the Fully-Diluted Shares Outstanding on such date or (b) such number of shares of common stock determined by the administrator of the Restated Plan.

Under the Restated Plan, the term “Fully-Diluted Shares Outstanding” means, as of any date, the sum of:

•

The number of shares of the Company’s common stock outstanding on such date (calculated on an as-converted basis after giving effect to the occurrence of the Final Settlement Date, which includes the shares of common stock reserved for potential issuance under outstanding warrants and any shares of the Company’s common stock issued in the Exchange Offer but excluding the shares of common stock issuable in the future (but not yet issued) under the New Convertible Notes following such date); plus

•

The number of shares of the Company’s common stock subject to the equity awards (including stock options) outstanding under the Company’s equity plans on such date (with the number of shares subject to performance-based equity awards calculated at the “maximum” level of performance); plus

•

The number of shares of the Company’s common stock available for future issuance under the Company’s equity plans as of such date (for the avoidance of doubt, on the date following the Final Settlement Date, including the share reserve under the Restated Plan as of such date after giving effect to the Exchange Offer).

Additionally, on September 29, 2025, the Board granted restricted stock units (“RSUs”) and performance stock units (“PSUs”, and together with the RSUs, the “MIP Awards”) under the Restated Plan to certain key employees. The MIP Awards were granted, in part, out of the increase to the share reserve pursuant to the Restated Plan (over the existing share reserve under the Existing Plan as in effect immediately prior to the Restated Plan Effective Date), subject to the occurrence of the Final Settlement Date and subject, in part, to stockholder approval of the Restated Plan. Each MIP Award recipient received awards with respect to a number of shares of the Company’s common stock equal to a specified percentage of the Fully-Diluted Shares Outstanding on the date following the Final Settlement Date.

In the event the Final Settlement Date does not occur, the Restated Plan will cease to be effective and all of the MIP Awards will be forfeited. In the event stockholder approval of the Restated Plan does not occur, but the Final Settlement Date does occur, the Restated Plan will cease to be effective and the MIP Awards (other than the RSUs scheduled to vest on December 31, 2025) will be forfeited. If the Restated Plan is not approved by stockholders and/or the Final Settlement Date does not occur, the Existing Plan will continue in full force and effect as in effect prior to the Restated Plan Effective Date, and the Company may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Item 7.01	Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release announcing the commencement of the Exchange Offer and Consent Solicitation and entry into the Transaction Support Agreement. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated by reference in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 8.01. In addition, the Company has updated its description of the Company’s securities registered pursuant to Section 12 of the Exchange Act, which is attached hereto as Exhibit 4.1, and incorporated by reference herein.

*   *   *

Important Information and Where to Find It

This Current Report on Form 8-K is being made in respect of certain Stockholder Proposals arising out of the Exchange Offer and the Transaction Support Agreement. The Stockholder Proposals will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Stockholder Proposals, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Stockholder Proposals and related matters. The Company may also file other relevant documents with the SEC regarding the Stockholder Proposals. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE STOCKHOLDER PROPOSALS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER PROPOSALS, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement and other documents containing important information about the Company and the Stockholder Proposals that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or at the Company’s website at investors.beyondmeat.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Stockholder Proposals. Information regarding the Company’s directors and named executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 8, 2025 (the “2025 Annual Meeting Proxy Statement”).

To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Stockholder Proposals will be included in the Proxy Statement to be filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward-looking statements include statements regarding the Company’s ability to consummate the Exchange Offer and Consent Solicitation and to complete the transactions contemplated by the Transaction Support Agreement, including obtaining approval of the Stockholder Proposals. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including risks related to the Company’s ability to consummate the Exchange Offer and Consent Solicitation or to realize the anticipated benefits of the Exchange Offer and Consent Solicitation and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 filed with the SEC on May 8, 2025 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 filed with the SEC on August 8, 2025, as well as other factors described from time to time in the Company’s filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Description of the Registrant’s Securities

10.1*§	Transaction Support Agreement, dated September 29, 2025, among Beyond Meat, Inc., and the other parties thereto

10.2§	Form of Voting Agreement

99.1	Press release of Beyond Meat, Inc. dated September 29, 2025

104	Cover page interactive data file (embedded with the inline XBRL document)

*

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

§	Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: September 29, 2025